Final Version

ASCENA RETAIL GROUP, INC. TRANSFORMATION BONUS PROGRAM TERMS AND CONDITIONS UNDER THE ASCENA RETAIL GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 10, 2015)

This document (the “Transformation Bonus T&C”) sets forth the terms and conditions of the performance-based cash Awards (“Transformation Bonus Awards”) granted by the Compensation and Stock Incentive Committee (the “Committee”) of the Board of Directors of Ascena Retail Group, Inc. (the “Company”) to Eligible Employees (the “Participants”) under the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (as amended and restated effective December 10, 2015) (the “Plan”). Unless otherwise indicated, any capitalized term used but not defined herein will have the meaning ascribed to such term in the Plan.

1.What is a Transformation Bonus Award?

A Transformation Bonus Award is a performance-based cash Award granted by the Committee to a Participant under which the Participant may receive a payment or payments in cash, with the amount of such payment or payments based on the Company’s level of achievement of the Transformation Bonus Performance Goal (as defined on in the Transformation Bonus Award Agreement entered into between a Participant and the Company (a “Transformation Bonus Agreement”), which is incorporated by reference herein and made a part of the Transformation Bonus T&C)) for each fiscal year of the Company (or portion thereof) that ends during the Performance Period (as defined in Question 2). The amount of the payment a Participant may receive under the Transformation Bonus Award is equal to a multiple of the Participant’s annual base salary as in effect on January 1, 2017 (the “2017 Salary”), and which is determined based upon the Company’s achievement of the Transformation Bonus Performance Goal at the end of each full fiscal year during the Performance Period and cumulatively from the beginning of the Performance Period through the end of the most recently completed full fiscal year. A Participant’s multiple of 2017 Salary for each level of fiscal year end and cumulative achievement of the Transformation Bonus Performance Goal is set forth in the Participant’s Transformation Bonus Agreement.

2.    What is the Performance Period?

The “Performance Period” is the period beginning on January 1, 2017 and ending on the last day of the Company’s 2021 fiscal year.

3.    What is the Transformation Bonus Performance Goal?

The Transformation Bonus Performance Goal (as defined in the Transformation Bonus Agreement) is based upon the Company’s achievement of Realized Savings (as defined in the Transformation Bonus Agreement) across the following areas of the Company’s business as approved by the Committee on the Award Date (as defined in the Transformation Bonus Agreement): (i) operating (restructuring), (ii) procurement (non-merchandise spending), (iii) real estate and fleet optimization (occupancy and store closures), (iv) supply chain (cost per unit) and (v) global sourcing (product costs). The Transformation Bonus Performance Goal will be calculated on a cumulative basis through the Performance Period. Once a Realized Savings threshold is achieved during the Performance Period, the Participant will not again be eligible to receive payment in respect of the multiple of 2017 Salary that corresponds to a Realized Savings threshold that has been achieved.

4.    How will the Transformation Bonus Award payment be calculated?

As soon as reasonably practicable following the end of each of the Company’s 2018 through 2021 fiscal years, the Committee will determine and certify (each such date of certification, a “Certification Date”) the extent to which the Transformation Bonus Performance Goal has been achieved on an incremental basis during the last completed fiscal year (or portion thereof) preceding the Certification Date and on a cumulative basis since the beginning of the Performance Period through the end of the fiscal year preceding the fiscal year (or portion thereof) to which the Certification Date relates. The Committee’s determination and certification of the extent to which the Company has achieved the Transformation Performance Goal is final, binding and conclusive on all Participants (and all persons claiming through the Participant) for all purposes. For each Realized Savings threshold that is achieved, the Participant will receive the multiple of 2017 Salary set forth in the Participant’s Transformation Bonus Agreement that corresponds to the Realized Savings threshold that has been achieved as of each applicable Certification Date, which multiple of 2017 Salary will be equal to the cumulative multiple of 2017 Salary corresponding to the actual level of Realized Savings achieved as of each applicable Certification Date. In the event the Company’s achievement of the Transformation Bonus Performance Goal is between Realized Savings thresholds, the multiple of 2017 Salary will be determined based upon linear interpolation between thresholds. The cumulative amount of the Transformation Bonus Payment (as defined below) paid at each level of Realized Savings achieved will be reduced by any prior Transformation Bonus Payment paid with respect to a previously achieved level of Realized Savings.

On each Certification Date, the Committee shall calculate the amount of the Transformation Bonus Award to be paid to a Participant in accordance with the Participant’s 2017 Salary multiple as set forth in the Participant’s Transformation Bonus Agreement (each such amount determined with respect to each Certification Date, “Transformation Bonus Payment”); provided, however, the Transformation Bonus Payment will be subject to adjustment as described below and in Question 7(e)(iii).

Notwithstanding the Company’s achievement of the Transformation Bonus Performance Goal as of the end of any fiscal year during the Performance Period in which a Certification Date will occur, the amount of a Participant’s Transformation Bonus Payment on any Payment Date will be reduced by 50% if the Company’s cumulative operating income (as defined by the Committee with respect to the payment of bonuses under the Company’s incentive compensation plan) for the Fall and Spring seasons of each full or partial fiscal year is not achieved at the threshold level of performance established under the Company’s incentive compensation plan. However, if during the Performance Period the Committee adopts a performance metric other than operating income to determine payouts under the Company’s incentive compensation plan then in effect (an “Alternate Metric”), the following shall apply:

(i) if an Alternate Metric is in effect for both the Fall and Spring seasons of a fiscal year during the Performance Period, the 50% reduction in the Transformation Bonus Payment described above will apply if the Company’s cumulative achievement of the Alternate Metric for the Fall and Spring seasons is less than the threshold level of performance established under the Company’s incentive compensation plan; and

(ii) if an Alternate Metric is in effect for only one season (i.e., Fall or Spring) of a fiscal year during the Performance Period, the Transformation Bonus Payment will be reduced by 50% if the Company’s average achievement (and if applicable, weighted average achievement) of operating income and/or the Alternate Metric, as applicable, in effect under the Company’s incentive compensation Plan for the Fall and Spring seasons for such fiscal year is less than the threshold level of performance established under the Company’s incentive compensation plan.

If the Participant’s Transformation Bonus Payment is reduced pursuant to clauses (i) or (ii) above, the amount by which the Participant’s Transformation Bonus Payment is reduced will be forfeited and will not be eligible to be earned in a subsequent fiscal year in which the Participant becomes eligible to receive a Transformation Bonus Payment.

In addition, in the event that the aggregate amount paid to a Participant in any fiscal year in respect of (i) the Participant’s Transformation Bonus Payment for any fiscal year and (ii) the Participant’s payment under the Company’s Incentive Compensation Plan for such fiscal year exceeds the Participant’s Annual Bonus Cap (as defined in the Transformation Bonus Agreement), the amount of the Participant’s Transformation Bonus Payment for such fiscal year will be reduced to an amount equal to the difference between the Participant’s Annual Bonus Cap and the amount paid to the Participant under the Company’s incentive compensation plan for such fiscal year. Notwithstanding the foregoing, any amount received by a Participant in respect of a fiscal year 2017 bonus under the Company’s incentive compensation plan will be disregarded in determining whether a Transformation Bonus Payment that may be received by the Participant with respect to the first Certification Date following the end of the Company’s 2018 fiscal year exceeds the Participant’s Annual Bonus Cap. Any portion of the Participant’s Transformation Bonus Payment for a fiscal year that exceeds the Participant’s Annual Bonus Cap will be forfeited and will not be paid in a subsequent fiscal year in which the Participant becomes eligible to receive a Transformation Bonus Payment.

5.    When will a Transformation Bonus Payment be made?

The Transformation Bonus Payment shall be paid to the Participant in a lump sum in cash within 60 days following the end of the fiscal year following the fiscal year to which the Certification Date relates (the “Payment Date”). A Participant will be entitled to receive a Transformation Bonus Payment only if the Participant is continuously employed by the Company or any of its Affiliates from the Award Date (as defined in the Transformation Bonus Agreement) until the Payment Date, except as otherwise set forth in Question 6 with respect to death and Disability. The first Payment Date, subject to the satisfaction of the Transformation Bonus Performance Goal, will occur within 60 days following the end of the Company’s 2019 fiscal year.

6.    What happens if a Participant’s employment is terminated prior to the Payment     Date? What happens if there is a Change in Control of the Company during the     Performance Period?

A Participant must be continuously employed on the Payment Date in order to be eligible to receive a payment in respect of the Transformation Bonus Award to the extent earned based upon the Company’s achievement of the Transformation Bonus Performance Goal as of the end of such fiscal year. Except as provided in the following sentence, no payment will be made to the Participant if the Participant’s employment with the Company or an Affiliate terminates prior to the end of the fiscal year in which the termination occurs. Upon a Participant’s termination of employment with the Company or any of its Affiliates for any reason, the Participant will not be eligible to receive any Transformation Bonus Payment for the fiscal year in which such termination of employment occurs, nor will the Participant be eligible to receive any Transformation Bonus Payment for which the Payment Date corresponding to a prior Certification Date has not occurred, except as set forth in the following sentence. Solely in the event a Participant’s employment with the Company or any of its Affiliates terminates due to the Participant’s death or Disability following a Certification Date but prior to the corresponding Payment Date, the Participant (or the Participant’s estate, as applicable) will receive the Transformation Bonus Payment as soon as reasonably practicable following such termination, but in no event later than 75 days thereafter.

In the event of a Change in Control of the Company occurring during the Performance Period, any unpaid Transformation Bonus Payment relating to a Payment Date that does not occur on or prior to the date of the consummation of the Change in Control will be paid to the Participant as soon as reasonably practicable following the Change in Control, but in no event later than 30 days following the Change in Control. In addition, as soon as reasonably practicable following the Change in Control, but in no event later than 30 days thereafter, the Committee will determine and certify the extent to which the Transformation Bonus Performance Goal has been achieved through the date of such Change in Control (a “CIC Certification”), and based upon the CIC Certification, the Participant will be eligible to receive a pro-rated Transformation Bonus Payment based on the number of days elapsed in the fiscal year in which the Change in Control occurs, with any pro-rated Transformation Bonus Payment to be paid to the Participant as soon as reasonably practicable following the consummation of the Change in Control, but in no event later than 60 days following the Change in Control.

7.    What are the other terms and conditions of the Transformation Bonus Awards?

2Compliance with Restrictive Covenant Agreement. As a condition to receiving a Transformation Bonus Award, a Participant must remain in compliance with the terms of the Confidentiality, Non-Solicitation and Non-Competition Agreement (“Restrictive Covenant Agreement”) previously executed by the Participant. If the Committee determines that a Participant has violated the Restrictive Covenant Agreement or any other restrictive covenants contained in any other agreement to which Participant is subject, the Transformation Bonus Award will be immediately forfeited and the Company will have the right to clawback from the Participant, and the Participant will have the obligation to repay to the Company, any Transformation Bonus Payment paid to the Participant within the 12 months preceding the date of the Participant’s termination of employment with the Company or any of its Affiliates.

3Incentive Compensation Recoupment Policy. As a condition to receiving a Transformation Bonus Award, a Participant must agree to abide by the Company’s Incentive Compensation Recoupment Policy effective June 2, 2016 and any determinations of the Committee pursuant to such policy.

4Withholding. The Company will have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to a Transformation Bonus Award.

5Not an Employment or Service Agreement. None of the setting of the performance goal, the grant of a Transformation Bonus Award or any other aspect of the Transformation Bonus Award, the Participant’s Transformation Bonus Agreement, the Transformation Bonus T&C and the Plan (collectively, the “Transformation Bonus Documents”) constitutes an agreement by the Company or any Affiliate to continue to employ or engage the service of any Participant during the entire, or any portion of the, Performance Period.

6Miscellaneous.

(i)    The Transformation Bonus T&C and the Transformation Bonus Agreement will inure to the benefit of, and be binding upon, the Company and the applicable Participant and their respective heirs, legal representatives, successors and assigns.
(ii)    No modification or waiver of any of the provisions of the Transformation Bonus T&C or the Transformation Bonus Agreement will be effective unless in writing and signed by the party against whom it is sought to be enforced.
(iii)    Prior to the occurrence of a Change in Control, the Committee has the authority to exercise negative discretion to reduce the amount otherwise payable to a Participant in respect of any Transformation Bonus Award. The exercise of this negative discretion may be based on any factors deemed appropriate by the Committee in its sole discretion. Notwithstanding anything to the contrary herein or in any Transformation Bonus Document, certain events approved by the Committee shall be disregarded and excluded in determining whether the Transformation Bonus Performance Goal has been achieved. Nothing contained herein or in any Transformation Bonus Document is intended to create impermissible discretion under Section 162(m) of the Code.
(iv)    The Transformation Bonus T&C and the Transformation Bonus Agreement will be governed and construed in accordance with the laws of the state in which the Company is incorporated (regardless of the law that might otherwise govern under applicable state law principles governing conflict of laws).
(v)    The failure of the Company or any Participant to at any time require performance by another party of any provision of the Transformation Bonus T&C or a Participant’s Transformation Bonus Agreement will not affect the right of such party to require performance of that provision, and any waiver by the Company or any Participant of any breach of any provision of the Transformation Bonus T&C or a Participant’s Transformation Bonus Agreement will not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right hereunder or thereunder.
(vi)    The headings of the sections of the Transformation Bonus T&C and the Transformation Bonus Agreement have been inserted for convenience of reference only and will in no way restrict or modify any of the terms or provisions hereof or thereof. The Company will pay all fees and expenses necessarily incurred by the Company in connection with the Transformation Bonus Documents and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.
(vii)    All notices, consents, requests, approvals, instructions and other communications provided for in the Transformation Bonus Documents will be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, if to a Participant, to the Participant’s last home address as shown on the Company’s records, or, if to the Company, to Ascena Retail Group, Inc., 933 MacArthur Blvd., Mahwah, NJ, 07430, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to the Company’s General Counsel. Either party may designate a new address by written notice to the other party in accordance with these provisions.
(viii)    The Transformation Bonus T&C, the Transformation Bonus Agreements and the Transformation Bonus Awards are subject to all the restrictions, terms and provisions of the Plan which are incorporated herein by reference. In the event of an inconsistency between any provision of the Plan and the Transformation Bonus T&C or the Transformation Bonus Agreement, the terms of the Plan will control.
(ix)    Although the Company makes no guarantee with respect to the tax treatment of the Transformation Bonus Awards, the Transformation Bonus Awards are intended to be exempt from Section 409A of the Code and the Transformation Bonus Awards will be limited, construed and interpreted in accordance with such intent. In no event whatsoever will the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code with respect to the Transformation Bonus Awards.

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